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                                  EXHIBIT 23.2

                               ARTHUR ANDERSEN LLP

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated November 13, 1998, except with respect to matters discussed in Note 12 to the Company's financial statements as to which the date is December 1, 1998, included in Action Performance Companies, Inc.'s Form 10-K/A for the year ended
September 30, 1998, and to all references to our firm included in this registration statement.

Phoenix, Arizona                             /s/ ARTHUR ANDERSEN LLP
  July 8, 1999